Exhibit 10.21

AMENDMENT TO AGREEMENT OF SALE

This AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is made as of the 6th day of March, 2018 by and between NATHAN’S FAMOUS OPERATING CORP., a Delaware corporation, having an address at One Jericho Plaza, Second Floor, Wing A, Jericho, New York 11753 (the “Seller”), and 660 86 LLC, a New York limited liability company, having an address at 9322 Third Avenue, Brooklyn, New York 11209 (the “Purchaser”).

WHEREAS, the Seller and Purchaser entered into that certain Agreement of Sale dated as of September 8, 2017 related to the purchase and sale of certain real property known as 650-666 86th Street, Brooklyn, New York, as more particularly described therein, (the “Agreement”); and

WHEREAS, the Agreement provided for the closing of title on or before March 15, 2018, but no later than March 23, 2018, time being of the essence as to such outside date (the “Closing Date”); and

WHEREAS, as of the date hereof, Seller is ready, willing and able to close title in accordance with the Agreement; and

WHEREAS, Purchaser has requested that the Closing Date be extended, and Seller has agreed to extend the Closing Date, in accordance with the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Agreement is hereby amended as follows:

1.     Capitalized terms which are not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

2.     Seller and Purchaser agree that the Agreement is in full force and effect.

3.     Subject to the conditions set forth in Paragraph 4 of this Amendment, Section 8.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Closing shall take place on or before July 15, 2018, but no later than July 23, 2018, time being of the essence as to such outside date (the “Closing Date”) at the offices of Seller’s attorneys, Farrell Fritz, P.C., 400 RXR Plaza, Uniondale, New York.”

4.     The aforesaid modification of the Closing Date provided for herein is expressly conditioned upon the following:

(a)     The release from escrow, and the payment to Seller contemporaneously with the execution of this Amendment, of the Downpayment in the amount of Six Hundred Thousand Dollars ($600,000.00) and any interest accrued thereon, currently being held by Escrow Agent.

(b)     Payment by Purchaser to Seller contemporaneously with the execution of this Amendment, by wire transfer to the account listed below, of an additional downpayment in the sum of Six Hundred Thousand Dollars ($600,000.00) (the “Additional Downpayment” and collectively with the Downpayment as sometimes hereinafter referred to as the “Revised Downpayment”).

(c)     The Wiring Instructions for Seller are as follows:

[SELLER TO PROVIDE]

The Downpayment and Additional Downpayment provided for herein, as and when and to the extent actually received by Seller, shall be credited to the Purchase Price at Closing. Notwithstanding the foregoing, in the event that, for any reason whatsoever, the Agreement, as hereby amended, is terminated prior to, or the Closing pursuant to the Agreement, as hereby amended, does not occur on or before, July 23, 2018, then the Revised Downpayment, or any portion thereof, shall not be refundable by Seller or be credited against the Purchase Price under any circumstances, other than Seller Default; for which the Agreement expressly provides that the Revised Downpayment shall be refundable to Purchaser.

5.     In the event the conditions set forth in Paragraph 4 hereof are not performed and/or delivered on or before the dates and times set forth for such performance and/or delivery, respectively, TIME BEING OF THE ESSENCE with respect to all such dates, the Agreement shall be deemed terminated and of no further force or effect and Seller shall retain the Downpayment and Additional Downpayment, and upon payment of same to Seller neither party shall have any further rights or obligations to one another except for those which expressly survive the termination of the Agreement.

6.     To induce Seller to enter into this Amendment, Purchaser hereby acknowledges and agrees that: (a) Seller is ready, willing and able to close title to the Property as of the date hereof and Seller has timely and completely fulfilled all of its obligations under the Agreement as of the date hereof; (b) all conditions precedent to the Closing have been satisfied, other than those conditions that by their nature are to be satisfied at Closing; (c) to date, neither the title commitment nor any update, amendment or supplement thereto or any UCC or other search disclosing encumbrances on the Property has revealed anything that is not a Permitted Exception under the terms of the Agreement; (d) Purchaser is not aware of anything that would impede closing the transaction contemplated by the Agreement and Purchaser knows of no lawful excuse to not consummate the Closing in accordance with the terms of the Agreement as hereby amended; and (e) Purchaser has no knowledge of any breach by Seller of any of the terms of the Agreement.

7.     Miscellaneous.

(a)     In the event of any conflict between the terms and provisions of the Agreement and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern and be binding.

(b)     Except as set forth herein, all terms and conditions of the Agreement remain in full force and effect.

(c)     This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument. Signatures transmitted via facsimile, PDF or other electronic method shall be deemed original signatures for purposes hereof and shall have the same binding effect as delivery of an executed original.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Seller: NATHAN’S FAMOUS OPERATING CORP. By: /s/ ERIC GATOFF Title: CEO Purchaser: 660 86 LLC By: /s/ TIM ZISS Title: Managing Member

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